UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

KOFFEE KORNER INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Penn Street, Washington Boro, Pennsylvania 17582
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 215-9872

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 10, 2014, we entered into that certain First Amendment to the Agreement and Plan of Merger dated as of November 27, 2013 (the “Merger Agreement”), by and among Koffee Korner Inc. (the “Company”), Cardax Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Cardax (“Cardax Sub”), Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”), and Cardax Pharma, Inc., a Delaware corporation (“Pharma”), pursuant to which Cardax Sub will merge with and into Pharma (the “Merger”), as previously disclosed in the Current Report on Form 8-K as filed by the Company on November 29, 2013.

On January 10, 2014, we entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), with Pharma and Holdings, pursuant to which we issued an aggregate of 30,000,000 shares of our common stock (“Common Stock”) (after giving effect to the Stock Dividend described below in Item 8.01), to Pharma in exchange for 66.67 shares of common stock, par value 0.01 per share, of Pharma, which represents approximately 40% of the issued and outstanding shares of common stock of Pharma. Pharma transferred the shares of our Common Stock that it acquired pursuant to the Purchase Agreement to Holdings as a dividend. The Purchase Agreement is subject to a mutual rescission if the Merger, as contemplated by the Merger Agreement, as amended, is not consummated by January 17, 2014.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item. 3.02.

The shares of Common Stock issued to Pharma in connection with the Purchase Agreement were offered and sold to Pharma in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.07   Submission of Matter to a Vote of Security Holders.

On January 10, 2014, the majority stockholder of the Company (the “Majority Stockholder”) (a) ratified the Merger and the Certificate of Merger to be filed with the State of Delaware, (b) consented to the Company amending and restating its certificate of incorporation and bylaws, in the forms filed herewith as Exhibits 3.1 and 3.2, respectively, subject to and effective upon the consummation of the Merger, (c) appointed Nicholas Mitsakos, Frank C. Herringer and David G. Watumull, as new directors of the Company, subject to and effective upon the consummation of the Merger, and (d) adopted the Company’s 2014 Equity Compensation Plan, in the form filed herewith as Exhibit 10.2, subject to and effective upon the consummation of the Merger, which provides awards of certain equity based incentives of up to the number of shares of our Common Stock that is equal to 25% of the number of shares of our Common Stock as of the effective date of the Merger determined on a fully diluted basis after giving effect to the Stock Dividend described below in Item 8.01. The Majority Stockholder authorized the Company and the sole officer of the Company to execute, deliver and file the Amended and Restated Certificate of Incorporation and the Certificate of Merger with the State of Delaware and take such other actions required to carry out the intent of such resolutions. The Majority Stockholder holds 9,050,000 shares (prior to giving effect to the Stock Dividend) out of the 10,530,000 shares (prior to giving effect to the Stock Dividend) of the Company issued and outstanding.

ITEM 8.01.   OTHER EVENTS.

On January 8, 2014, our Board of Directors declared a stock dividend of 3.4 shares of our Common Stock for each one share of Common Stock (the “Stock Dividend”) to stockholders of record on January 9, 2014. To implement the Stock Dividend, the shares of Common Stock will be distributed on January 21, 2014, or such other date as permitted by applicable regulations, to all stockholders of record as of the close of business on January 9, 2014.

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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated Bylaws

10.1	Stock Purchase Agreement, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.

10.2	Cardax, Inc. 2014 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2014

KOFFEE KORNER, INC.

By:	/s/ Austin Kibler
Austin Kibler
Chief Executive Officer

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